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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.33-33640) and Registration Statements on Form S-8 (No. 33-9393 and No. 33-56004) of Galoob Toys, Inc. and subsidiaries of our report dated January 31, 1997, appearing on page F-1 of this Form 10-K.

Price Waterhouse LLP
San Francisco, California
March 31, 1997